Exhibit 3.19
CERTIFICATE OF INCORPORATION
of
M. D. TABAC, LTD.
Under Section 402 of the Business Corporation Law.
     The undersigned, being over the age of 21 years and for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies:
     FIRST: The name of the corporation is
M.D. TABAC, LTD.
     SECOND: The purpose for which it is formed are as follows:
     (a) To manufacture, purchase or otherwise acquire, sell, import, export, let and deal in goods, wares, merchandise and personal property of any type or kind whatsoever which a corporation may lawfully acquire, hold, dispose of or deal in, for its own account or as agent for others, including but not limited to tobacco and tobacco products, smoking pipes and sundries.
     (b) To purchase or otherwise acquire, sell, let a deal in goods, wares, merchandise and personal property of any type or kind which a corporation may lawfully acquire, hold, dispose of or deal in.
     (c) To acquire by subscription, purchase or otherwise, to hold for investment or for resale, to sell, pledge, hypothecate and in all ways deal with stocks, shares, script, bonds, consols, debentures, mortgages, notes, trust receipts, certificates of indebtedness, interim receipts and other obligations and securities of corporations, private, public, quasi-public or municipal, foreign or domestic. To collect the interest and dividends on its holdings and the principal thereof when due. To do all things suitable and proper for the protection, conservation or enhancement of the value of stocks, shares, securities, evidences of indebtedness or other properties held by it, including the exercise of the right to vote thereon. To bid upon and purchase at foreclosure or at other sales, whether public or private, real property and rights or interests therein of all kinds.
     (d) This corporation may purchase, acquire, hold and dispose of the stocks, shares, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and issue in exchange therefore its shares, bonds or other obligations.
     (e) To purchase or otherwise acquire, hold, own, sell, lease or otherwise dispose of real property, or intangible, including without limitation, goods, wares and merchandise of every description and the securities and obligations of any issuer, whether or not incorporated.
     (f) This corporation in furtherance of its corporate purposes above set forth shall have all the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or in any other statute of the State of New York.
     THIRD: The office of the corporation is to be located in the City of New York, County of New York.
     FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 200 shares without par value.
     FIFTH: The Secretary of State of New York is hereby designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against it served upon him is:
EDWARD J. WALSH, JR. ESQ.
120 Broadway
New York, New York 10005
     SIXTH: The accounting period which the corporation establishes as its first fiscal year for reporting the franchise tax on business corporations, in accordance with Article nine-a of the Tax Law, will end March 31, 1976.
     IN WITNESS WHEREOF, I have made, signed and acknowledged this Certificate of Incorporation this 17th day of December, 1975.

/s/ Edward J. Walsh, Jr.

Edward J. Walsh, Jr.
120 Broadway
New York, New York 10005

STATE OF NEW YORK)
	:	ss.:
COUNTY OF NEW YORK	)
     On this 17th day of December, 1975, before me personally came EDWARD J. WALSH, JR., to me known and known to me to be the person described in and who executed the foregoing Certificate of Incorporation, and he acknowledged to me that he executed the same.

/s/ Alan M. Eisenberg

Notary Public, State of New York
No. 31-6164690
Qualified in New York County
Commission Expires March 30, 1976

CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION
of
M.D. TABAC, LTD.
Under Section 805 of the Business Corporation Law
---***---
     The undersigned, being respectively the President and Secretary of M.D. TABAC, LTD., hereby certify as follows:
1.	The name of the corporation is M.D. TABAC, LTD.

2.	The certificate of its incorporation was filed by the Department of State on December 24, 1975.

3.	The certificate of incorporation is amended to change the name of the corporation. Paragraph FIRST of the certificate is amended to read:
“FIRST: The name of the corporation is:
LANE, LIMITED.”
4.	The above amendment to the certificate of incorporation was authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders.
     IN WITNESS WHEREOF, on this 9th day of April, 1976, we have hereunto affixed our names affirming the contents thereof to be true, under penalties of perjury.

/s/ Walter E. Harris, Jr.

Walter E. Harris, Jr., President

/s/ N. Hartunian

N. Hartunian, Secretary

CERTIFICATE OF CHANGE
of
LANE LIMITED
Under Section 805-A of the Business Corporation Law
     The undersigned, Walter E. Harris, Jr., President and Edward J. Walsh, Jr., Secretary, of Lane Limited hereby certify:
     1. The name of the corporation is Lane Limited. The name under which the corporation was formed is M.D. Tabac, Ltd.
     2. The date the certificate of incorporation of M.D. Tabac was filed by the Department of State is December 24, 1975. The date the certificate of amendment was filed to change the name of the corporation to Lane Limited is April 13, 1976.
     3. The certificate of incorporation of Lane Limited designates 120 Broadway, New York, New York, as the address to which the Secretary of State of the State of New York shall mail a copy of any process against the corporation served upon him.
     4. Article FIFTH of the certificate of incorporation is hereby changed to direct the Secretary of State of the State of New York to mail copies of process against the corporation served upon him to Edward J. Walsh, Jr., at 1 Dag Hammarskjold Plaza, New York, New York, 10017.
     5. The manner in which this change to the certificate of incorporation of Lane Limited was authorized was by resolution adopted by majority vote of the board of directors.

     IN WITNESS WHEREOF, we have executed and subscribed this certificate and do affirm the foregoing as true under the penalties of perjury this 3rd day of February, 1984.

/s/ Walter E. Harris, Jr.

Walter E. Harris, Jr.
President
Lane Limited

/s/ Edward J. Walsh, Jr.

Edward J. Walsh, Jr.
Secretary
Lane Limited

CERTIFICATE OF MERGER
OF
SPARTA INDUSTRIES, INC.
INTO
LANE, LIMITED
UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW
     The undersigned, Alan E. Balch and Edward J. Walsh, Jr. being respectively the Chairman of the Board and Secretary of LANE, LIMITED, a domestic corporation duly organized and existing under and by virtue of the laws of the State of New York, said Lane, Limited owning one hundred percent of the outstanding shares of each class of Sparta Industries, Inc., a foreign corporation duly organized and existing under and by virtue of the laws of the State of North Carolina, does hereby certify:
     1. The name of the subsidiary corporation to be merged is Sparta Industries, Inc. The name under which the subsidiary was formed is Sparta Pipes, Inc.
     2. The name of the surviving corporation is Lane, Limited. The name under which the surviving corporation was formed is M.D. Tabac, Ltd.
     3. The designation and number of outstanding shares of each class of Sparta Industries, Inc. and the number of such shares of each class owned by Lane, Limited is as follows:

		Number of Outstanding
Designation of	Number of	Shares Owned by
Outstanding Shares	Outstanding Shares	Surviving Corporation
Common, par value $10 each	100	100
     4. The effective date of the merger of Sparta Industries, Inc. into Lane, Limited shall be the 1st day of September, 1997.
     5. The Articles of Incorporation of Sparta Industries, Inc. were filed by the Department of State of North Carolina on the 7th day of January, 1949. An application for authority to do business in New York has been filed by Sparta Industries, Inc. on Jan. 31, 1986.
     The Certificate of Incorporation of Lane, Limited was filed by the Department of State of New York on the 24th day of December, 1975.
     6. The Plan of Merger of Sparta Industries, Inc. into Lane, Limited was adopted by the board of directors of Lane, Limited, the parent and surviving corporation.

     IN WITNESS WHEREOF, the undersigned have subscribed this certificate and hereby affirm it as true under penalties of perjury this 1st day of August, 1997.

/s/ Alan E. Balch

Alan E. Balch, Chairman of the Board of
Lane Limited

/s/ Edward J. Walsh, Jr.

Edward J. Walsh, Jr.
Secretary of Lane Limited

CERTIFICATE OF MERGER
OF
TOBACCO EXPORTERS INTERNATIONAL (USA) LTD.
INTO
LANE, LIMITED
UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW
     The undersigned, Alan E. Balch and Edward J. Walsh, Jr. being respectively the Chairman of the Board and Secretary of Lane, Limited and Alan E. Balch and Robert S. Pless being respectively the President and Secretary of Tobacco Exporters International (USA) Ltd. hereby certify the following to be true under penalty of perjury:
     1. The name of the constituent corporations are as follows:
Lane, Limited
Tobacco Exporters International (USA) Ltd.
The name under which Lane, Limited was formed is M.D. Tabac Ltd.
     2. The name of the surviving corporation is Lane, Limited.
     3. The designation, number and voting rights of the outstanding shares of each class and series of Lane, Limited are as follows:
     Lane, Limited has outstanding 100 shares of common stock without par value, all of which are entitled to vote with respect to the merger.
     Tobacco Exporters International (USA) Ltd. has outstanding 1,000 shares of common stock of a par value of $1.00 each, all of which are entitled to vote with respect to the merger.
     4. The outstanding shares of the constituent corporations are not subject to change prior to the effective date of the merger.
     5. Tobacco Exporters International (USA) Ltd. is a Delaware corporation. Its certificate of incorporation was filed on September 19, 1977.
     6. Lane, Limited is a New York corporation. Its certificate of incorporation was filed by the Department of State of New York on December 24, 1975.
     7. No application by Tobacco Exporters International (USA) Ltd. for authority to do business in the State of New York has been filed by the Department of State.

     8. The merger of Lane, Limited and Tobacco Exporters International (USA) Ltd. into Lane, Limited was authorized with respect to Lane, Limited by the unanimous written consent of the holders of all of the outstanding shares of Lane, Limited.
     9. Tobacco Exporters International (USA) Ltd. has complied with the applicable provisions of the laws of the State of Delaware under which it is incorporated, and this merger is permitted by such laws. The merger of Tobacco Exporters International (USA) Ltd. into Lane, Limited was authorized by the unanimous written consent of the shareholder of all of the outstanding shares of Tobacco Exporters International (USA) Ltd.
     10. The effective date of the merger of Tobacco Exporters International (USA) Ltd. into Lane, Limited shall be January 1, 2000.

LANE, LIMITED

/a/ Alan E. Balch

Alan E. Balch, Chairman of the Board

/s/ Edward J. Walsh, Jr.

Edward J. Walsh, Jr., Secretary

TOBACCO EXPORTERS INTERNATIONAL (USA), LTD.

/s/ Alan E. Balch

Alan E. Balch, Chairman of the Board

/s/ Robert S. Pless

Robert S. Pless, Secretary

CERTIFICATE OF MERGER
OF
CIGARETTE MANUFACTURERS SUPPLIES INC.
INTO
LANE, LIMITED
UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW
     We, the undersigned, being the President and Secretary of Lane, Limited, hereby certify:
     1. (a) The name, jurisdiction and date of formation of each of the constituent entities is:

Name	Jurisdiction	Date of Incorporation
Cigarette Manufacturers Supplies Inc.	Delaware	August 8, 1977
Lane, Limited	New York	December 24, 1975
     (b) Lane, Limited was incorporated under the name M. D. Tabac, Ltd.
     (c) Cigarette Manufacturers Supplies Inc. has not filed an Application for Authority in the State of New York to transact business as a foreign corporation.
     (d) The name of the surviving corporation is Lane, Limited.
     2. Cigarette Manufacturers Supplies Inc. owns 100% of the capital stock of Lane, Limited.
     3. As to each corporation to be merged, the designation and number of outstanding shares of each class are as follows:

Designation and number of shares in
Name of Corporation	each class or series outstanding
Cigarette Manufacturers Supplies Inc.	100,000 common shares
Lane, Limited	100 common shares
     4. The certificate of incorporation of Lane, Limited shall be the Certificate of Incorporation of the surviving corporation.
     5. The Agreement and Plan of Merger, dated May 31, 2006, by and between the Cigarette Manufacturers Supplies Inc. and Lane, Limited, was adopted by each constituent corporation in the following manner:
          (a) As to Lane, Limited, by the unanimous written consent of the sole shareholder.

          (b) As to Cigarette Manufacturers Supplies Inc., by the unanimous written consent of the sole stockholder and in accordance with Section 903(a) of the Business Corporation Law. Cigarette Manufacturers Supplies Inc. has complied with the applicable provisions of the laws of the state of Delaware in which it is incorporated and this merger is permitted by such laws and is compliance with said laws. The Agreement and Plan of Merger was adopted by the Board of Directors of Cigarette Manufacturers Supplies Inc.
     6. Upon the completion of the Merger and surrender of any certificates, all of the outstanding shares of common stock of the surviving corporation will be issued to Reynolds American, Inc., as sole stockholder of Cigarette Manufacturers Supplies Inc.
     7. The merger shall be effective on the 31st day of May, 2006.
[Signature page to follow]

     IN WITNESS WHEREOF, we have signed this certificate on the 31st day of May, 2006 and we affirm the statements contained therein as true under the penalties of perjury.

LANE LIMITED

By:	/s/ Daniel A. Fawley

Name: Daniel A. Fawley
Title: Assistant Treasurer

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231
www.dos.state.ny.us
CERTIFICATE OF CHANGE
OF
Lane, Limited

(Insert Name of Domestic Corporation)
Under Section 805-A of the Business Corporation Law
FIRST : The name of the corporation is: Lane, Limited.
If the name of the corporation has been changed, the name under which it was formed is: M.D. Tabac, Ltd.
SECOND: The certificate of incorporation was filed by the Department of State on: 12/24/1975.
THIRD: The change(s) effected hereby are: [Check appropriate statement(s)]

☐	The county location, within this state, in which the office of the corporation is located, is changed to: .

☑	The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to read in its entirety as follows: c/o Corporation Service Company, 80 State Street, Albany, NY 12207-2503.

☑	The corporation hereby: [Check one]

☑	Designates Corporation Service Company as its registered agent upon whom process against the corporation may be served. The street address of the registered agent is: 80 State Street, Albany, NY 12207-2543.

☐	Changes the designation of its registered agent to: . The street address of the registered agent is: .

☐	Changes the address of its registered agent to: .

☐	Revokes the authority of its registered agent.

FOURTH: The change was authorized by the board of directors.

/s/ Daniel A. Fawley	Daniel A. Fawley, Assistant Treasurer

(Signature)	(Name and Title of Signer)
CERTIFICATE OF CHANGE
OF
Lane, Limited

(Insert Name of Domestic Corporation)
Under Section 805-A of the Business Corporation Law

Filer’s Name:	/s/ Baro Lee

Address Jones Day, 222 E. 41st Street

City, State and Zip Code New York, NY 10017
NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

For Office Use Only